UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2017

Ladenburg Thalmann Financial Services Inc.

(Exact name of registrant as specified in its charter)

Florida	001-15799	65-0701248
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Boulevard, 12th Floor Miami, Florida	33137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 572-4100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On November 21, 2017, Ladenburg Thalmann Financial Services Inc. (the “Company”) entered into an indenture and a first supplemental indenture, each dated as of November 21, 2017 (the “Base Indenture” and “Supplemental Indenture,” respectively, and together, the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”) in connection with the Company’s previously disclosed offering of $72,500,000 aggregate principal amount of its 6.50% Senior Notes due 2027 (the “Firm Notes”), plus an additional $10,875,000 aggregate principal amount of 6.50% Senior Notes due 2027 to cover underwriter overallotments, if any (the “Additional Notes” and together with the Firm Notes, the “Notes”), pursuant to an Underwriting Agreement, dated as of November 14, 2017 (the “Underwriting Agreement”), between the Company and Ladenburg Thalmann & Co. Inc., as representative of the underwriters named in Schedule A thereto (the “Underwriters”).

The Notes are senior unsecured obligations of the Company and rank equally in right of payment with all of the Company’s existing and future senior unsecured and unsubordinated indebtedness. The Notes are effectively subordinated in right of payment to all of the Company’s existing and future secured indebtedness and structurally subordinated to all existing and future indebtedness of the Company’s subsidiaries. The Notes bear interest at the rate of 6.50% per annum, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 2017, and at maturity. The Notes mature on November 30, 2027.

The Company may, at its option, at any time and from time to time, on or after November 30, 2020, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest to, but excluding, the date fixed for redemption. On and after any redemption date, interest will cease to accrue on the redeemed Notes.

The Indenture provides for the form of, and terms of, the Notes as described herein and the issuance of the Notes as a new series of securities of the Company. The Indenture contains customary events of default and cure provisions. If an uncured default occurs and is continuing, the Trustee or the holders of at least 25% of the outstanding principal amount of the Notes may declare the entire principal amount of the Notes, together with accrued and unpaid interest, if any, to be due and payable immediately by a notice in writing to the Company and, if notice is given by the holders of the Notes, the Trustee. In the case of an event of default involving the Company’s bankruptcy, insolvency or reorganization, the principal amount of the Notes, together with accrued and unpaid interest, if any, will automatically, and without any declaration or other action on the part of the Trustee or the holders of the Notes, become immediately due and payable.

The foregoing descriptions of the Base Indenture, Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture, Supplemental Indenture and the form of Note, copies of which are attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2 and 4.3, respectively, and incorporated herein by reference and into the Company’s prospectus supplement and accompanying base prospectus relating to the offering of Notes (together, the “Prospectus”), which forms a part of its Registration Statement on Form S-3 (Registration No. 333-216733).

On November 21, 2017, the Company completed the sale of the Firm Notes. The sale of the Firm Notes resulted in net proceeds of approximately $69,600,000 after deducting underwriting discounts and commissions, but before expenses. The Company plans to use the net proceeds from the offering for general corporate purposes.

Attached as Exhibit 5.1 to this Current Report on Form 8-K and incorporated herein by reference is a copy of the opinion of Holland & Knight LLP relating to the validity of the Notes (the “Legal Opinion”). The Legal Opinion is also filed with reference to, and is hereby incorporated by reference into, the Prospectus.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Notes, the Base Indenture and the Supplemental Indenture set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of November 21, 2017, between the Company and U.S. Bank National Association, as Trustee.
4.2	First Supplemental Indenture, dated as of November 21, 2017, between the Company and U.S. Bank National Association, as Trustee.
4.3	Form of 6.50% Senior Note due 2027 (included as Exhibit A to Exhibit 4.2 above)
5.1	Opinion of Holland & Knight LLP.
23.1	Consent of Holland & Knight LLP to the filing of Exhibit 5.1 herewith (included in Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 21, 2017	LADENBURG THALMANN FINANCIAL SERVICES INC.

	By:	/s/ Brett H. Kaufman
	Name:	Brett H. Kaufman
	Title:	Senior Vice President and Chief Financial Officer

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